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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ____________________________________


                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      ____________________________________


        Date of Report (Date of earliest event reported)  January 27, 2006


                           Madison River Capital, LLC
             (Exact Name of Registrant as Specified in Its Charter)




           Delaware                      333-36804             56-2156823
-------------------------------   ----------------------  ------------------

(State or Other Jurisdiction of   Commission File Number    (I.R.S. Employer
 Incorporation or Organization)                           Identification No.)


                             103 South Fifth Street
                          Mebane, North Carolina 27302
          ------------------------------------------------------------

          (Address of Principal Executive Offices, Including Zip Code)

                                 (919) 563-1500
              ----------------------------------------------------

              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
        CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01  Entry into a Material Definitive Agreement

   On January 27, 2006, Madison River Capital, LLC (the "Company") executed Amendment No. 1 and Waiver (the "Amendment") to its Credit Agreement dated as of July 29, 2005. The Amendment was entered into among the Company, as Borrower, the Lenders, Lehman Commercial Paper Inc., as collateral agent and administrative agent for the Lenders, and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), as Arranger. The Amendment reduces the Applicable Margin for the Term B-1 Facility by 25 basis points to 1.25% per annum for Base Rate Advances and 2.25% per annum for Eurodollar Rate Advances prior to a Qualified IPO, and 0.75% per annum for Base Rate Advances and 1.75% per annum for Eurodollar Rate Advances after a Qualified IPO. In addition, in the year following the effective date of the Amendment, if the Company prepays Term B-1 Advances under certain conditions, the Company will be required to also pay a prepayment fee equal to 1.00% of the aggregate principal amount of the prepayment.


   The Amendment also provided for a waiver of any Default or Event of Default under the Credit Agreement as a result of a restatement of the consolidated financial statements that were previously delivered to the Lenders. The restatement is discussed in the Company's Current Report on Form 8-K filed with the Securities Exchange Commission on January 20, 2006. The Company also received an extension for filing its 2005 year-end and 2006 first quarter reports required by the Credit Agreement as part of the Amendment.


   A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.


   Merrill Lynch served as a lead arranger, joint bookrunner and co-syndication agent for the Company's Credit Agreement. Merrill Lynch Capital Corporation, an affiliate of Merrill Lynch, is the sole lender under a credit agreement with Madison River Telephone Company, LLC, the parent of the Company. In addition, the Company entered into a hedging agreement and executed an interest rate swap with Merrill Lynch Capital Services Inc., another affiliate of Merrill Lynch.


   Merrill Lynch also is an underwriter of the initial public offering for Madison River Communications Corp., an entity formed to serve as the successor to the Company's parent, Madison River Telephone Company, LLC. The Form S-1 has not yet become effective and remains in the registration process with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Form S-1 becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.



ITEM 8.01.  Other Events

   On January 31, 2006, the Company issued a press release announcing its completion of Amendment No. 1 to its Credit Agreement on January 27, 2006. In addition, the Company also announced that it expects to receive approximately $26.5 million from the redemption of its Class C stock in the Rural Telephone Bank during the second quarter of 2006 and that management will make a presentation at the JP Morgan 2006 Annual High Yield Conference to be held in Miami, Florida from February 6 to February 8, 2006. A copy of the press release is included herein as Exhibit 99.1.



ITEM 9.01.  Financial Statements and Exhibits

(c)  Exhibits.

     10.1  Amendment No. 1 and Waiver dated January 27, 2006 to Credit
             Agreement.
     99.1  Press release dated January 31,2006.


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                                  SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      MADISON RIVER CAPITAL, LLC


Date:  February 1, 2006           /s/  PAUL H. SUNU
                                  ------------------------------------------

                                  Name:   Paul H. Sunu
                                  Title:  Managing Director, Chief Financial
                                            Officer and Secretary


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                                EXHIBIT INDEX

  Exhibit
  Number                         Description
  -------     ---------------------------------------------------------------
   10.1       Amendment No. 1 and Waiver dated January 27, 2006 to Credit
                Agreement.
   99.1       Press release dated January 31, 2006.